EXECUTION COPY

CONSIGNMENT AND GUARANTY AGREEMENT

among

NAMGEM TRADING BVI LIMITED,

NAMGEM TRADING BVBA,

and

LAZARE KAPLAN INTERNATIONAL INC.,

Dated as of June 20, 2008

CONSIGNMENT AND GUARANTY AGREEMENT

AGREEMENT dated as of June 20, 2008, between NAMGEM TRADING BVI LIMITED, an international business company organized and existing under the laws of the British Virgin Islands (“Consignor”), NAMGEM TRADING BVBA, a company organized and existing under the laws of the Kingdom of Belgium (“Consignee”), and LAZARE KAPLAN INTERNATIONAL INC., a corporation organized and existing under the laws of the State of Delaware (“LKI”).

Recitals:

A. LKI, NamGem Diamond Manufacturing Company (Pty) Ltd (“NamGem”), and NamDeb Diamond Corporation (Pty) Ltd (“Namdeb”) are parties to a cooperation agreement dated January 9, 2004 (the “Cooperation Agreement”);

B. Consignor has entered into a finance agreement, dated as of February 28, 2007, as amended and restated by the Amended and Restated Finance Agreement dated as of June 10, 2008 (as the same may be further amended, modified, or supplemented, and from time to time in effect, the “Finance Agreement”), with Overseas Private Investment Corporation (“OPIC”), an agency of the United States of America, pursuant to which OPIC has agreed subject to the terms and conditions set forth in the Finance Agreement to make available to Consignor a credit facility in an aggregate principal amount of up to $25,200,000;

C. Consignor is a Controlled affiliate of LKI, established for the purpose of acquiring the size and quality of rough diamonds sufficient to meet the financial requirements under the Finance Agreement;

D. Consignee is a wholly-owned subsidiary of Consignor, established for the purpose of the sale and marketing of all of the diamonds that are acquired by Consignor pursuant to the Supply Agreement (as defined below);

E. Consignor is a party to a supply agreement (the “Supply Agreement”) with Namibia Diamond Trading Company (Proprietary) Limited (“NDTC”) pursuant to which NTDC agrees, subject to the terms and conditions of the Supply Agreement, to supply rough diamond stones to Consignor as provided therein;

F. It is a condition, among others, to OPIC’s commitment to provide financing pursuant to the Finance Agreement that Consignee enter into this Agreement providing for the sale of diamonds purchased by Consignor pursuant to the Supply Agreement; and

G. It is a further condition, among others, to OPIC’s commitment to provide financing pursuant to the Finance Agreement that LKI guarantee as provided herein that the Consignor receives an amount in respect of the sale of diamonds not less than the Purchase Price paid by Consignor for such diamonds, which guaranty LKI is willing to provide;

NOW THEREFORE, in consideration of the premises and of the agreements contained herein, it is hereby agreed as follows:

ARTICLE I.

DEFINITIONS; INTERPRETATION.

Section 1.01 Definitions.

(a) Unless otherwise defined herein, all capitalized terms used herein shall have their respective meanings defined in Section 1.01 of the Finance Agreement.

(b) The following capitalized terms used herein shall have the definitions specified below:

“Additional Payment” has the meaning set forth in Section 2.06(a).

“Additional Payment Obligation” has the meaning set forth in Section 2.06(a).

“Aggregate Distributions” means as of any date the aggregate amount of distributions and other transfers made from the Collateral Account other than transfers made either to pay Debt Service or to purchase diamonds pursuant to the Supply Agreement.

“Appointment” has the meaning set forth in Section 2.01(a)(ii).

“Base Amount” has the meaning set forth in Section 2.06(a)(ii).

“BPP” means NDTC’s Best Practice Principles and associated Assurance Programme, as the same may be from time to time amended.

“Calculation Certificate” means the calculation certificate to be delivered by Consignee to Consignor pursuant to Section 2.03(c)(iii), which certificate shall be substantially in the form of Exhibit A.

“Calculation Date” means the last calendar day of each month.

“Closed Sales” means sales of diamonds such that title has transferred to the buyer thereof and sales proceeds therefor have been received by Consignee.

“Consigned Diamonds” means all of the diamonds that Consignor delivers to Consignee less any of such diamonds that have been sold or that have been returned to Consignor at Consignor’s request.

“Consignee” has the meaning set forth in the preamble.

“Consignor” has the meaning set forth in the preamble.

“Cumulative Rough Cost” means for any Calculation Date the aggregate Purchase Price during the period commencing on the date of the first Disbursement through and including the applicable Rough Diamond Purchase Date (regardless of whether such diamonds are actually delivered to or received by or cut and polished by the Project Company or delivered to or sold by Consignee or LKI, or are lost, stolen, damaged, or destroyed for any reason prior to such delivery or sale).

“Cooperation Agreement” has the meaning set forth in the recitals.

“Delivery List” means the list accompanying each shipment of Consigned Diamonds and identifying the contents and value of each such shipment.

“Finance Agreement” has the meaning set forth in the recitals.

“Financial Model” means the financial model attached at Schedule 1.

“Guaranteed Obligations” has the meaning set forth in Section 3.01.

“Guaranty Termination Date” has the meaning set forth in Section 3.01.

“LKI” has the meaning set forth in the preamble.

“Manufacturing Costs” means, in respect of each delivery of Consigned Diamonds, the documented costs paid by or invoiced to LKI corresponding to labor and associated costs (including labor costs payable to NamGem not to exceed $150 per carat of rough diamond that is cut and polished by NamGem), duty costs, certification costs, transportation, insurance, bad debt on sales of Consigned Diamonds, and other costs as invoiced by LKI for or allocated to such diamonds.

“Marketing Commission” means as of any Calculation Date an amount equal to two percent (2%) of Sales Receipts received during the immediately preceding calendar month.

“Maximum Amount” has the meaning set forth in Section 2.06(a)(ii).

“Namdeb” has the meaning set forth in the recitals.

“NamGem” has the meaning set forth in the recitals.

“Negative Carry” means, as of any date, with respect to the daily balance on deposit in the Disbursement Account during the period ending on such date an amount equal to the difference between interest calculated at a rate per annum equal to the Note Interest Rate on such balance and interest or other income accrued during such period (but only to the extent that such interest or other income is less than the Note Interest Rate) on Permitted Investments in the Disbursement Account.

“Payment Default” means an Event of Default caused by the Borrower’s failure to pay in full any regularly scheduled installment of principal of or interest on the Loan in accordance with the terms of any Finance Document.

“Reasonable and Prudent Management” shall mean that degree of skill, diligence, prudence, and foresight that would reasonably and ordinarily be expected from a manager skilled and experienced in the provision and evaluation of management services in relation to the operation, administration, physical support, and related services in respect of a project of a similar size, type, and complexity as the Project under the same or similar circumstances.

“Remittance Date” has the meaning set forth in Section 2.05.

“Rough Diamond Purchase Date” means for any Calculation Date the last day of the month that is eight (8) months prior to such Calculation Date.

“Sale Receipts” means, with respect to any Closed Sales, the gross sale price received by Consignee from the buyers.

“Transaction Costs” means, while amounts remain on deposit in the Disbursement Account, all Obligations, excluding the Loan, interest thereon, and Eligible Expenses.

Section 1.02 Interpretation.

The principles of interpretation set forth in Section 1.02 of the Finance Agreement shall apply to this Agreement as if set forth herein.

ARTICLE II.

CONSIGNMENT

Section 2.01 Appointment.

(a) Subject to the terms and conditions of this Agreement:

(i) Consignor irrevocably appoints Consignee, with effect from the date of the first Disbursement, to act as Consignor’s exclusive agent in respect of the sale of all Consigned Diamonds and to perform the duties as set forth herein, all in accordance with the terms and conditions of this Agreement; and

(ii) Consignee hereby accepts such appointment (the “Appointment”).

(b) The initial term of this appointment shall continue until one year after the Loan Maturity Date. Thereafter, this appointment shall continue until either Consignee or Consignor receives written notice of termination from the other party.

(c) In consideration for the services provided by Consignee, Consignor shall pay a Marketing Commission. The Marketing Commission is payable as provided in Section 2.05.

Section 2.02 Exclusive Ownership; Authority.

The Consigned Diamonds are and shall at all times until sale by Consignee be the sole and exclusive property of Consignor. Title to all Consigned Diamonds shall remain in Consignor’s name until Consignee has sold such Consigned Diamonds on terms to the buyer or buyers thereof. At any time and on written demand by Consignor, Consignee shall return the Consigned Diamonds to Consignor. Consignee shall not represent to any Person for any reason that the Consigned Diamonds belong to Consignee or to any Person other than Consignor. Consignee shall not, and acknowledges that it has no right to, create or allow to be created any Liens in favor of any third party on any of the Consigned Diamonds.

Section 2.03 Delivery.

(a) From time to time following the Appointment Consignor shall deliver (or cause to be delivered) to Consignee, and Consignee shall accept, all diamonds (whether rough, cut, or polished) that Consignor obtains pursuant to the Supply Agreement.

(b) The Consignor shall:

(i) deliver diamonds to such delivery point as Consignor and Consignee shall agree in writing;

(ii) for each delivery, provide a signed Delivery List that identifies the Consigned Diamonds; and

(iii) provide:

(A) an itemization of associated Manufacturing Costs; and

(B) to the extent applicable, associated Kimberley Process Certificates and associated warranty declarations.

(c) Consignee shall:

(i) accept all diamonds delivered by or on behalf of Consignor, which diamonds Consignee shall keep segregated from any other diamonds (whether rough, cut, or polished) owned or held by Consignee;

(ii) execute and deliver to Consignor appropriate documentation indicating Consignee’s receipt of the Consigned Diamonds and acceptance of the identification as set forth in the associated Delivery List; and

(iii) on each Remittance Date deliver to Consignor (a copy of which Consignor will deliver to OPIC), a certificate setting forth as of the immediately preceding Calculation Date:

(A) the aggregate amount of cash remitted by Consignee to Consignor in respect of diamond sales by Consignee;

(B) the aggregate amount of all Additional Payments received by Consignor;

(C) Aggregate Distributions;

(D) Cumulative Rough Cost; and

(E) the Negative Carry;

in each case for the period from the date of the first Disbursement to such Calculation Date.

(d) Both Consignor and Consignee agree to comply with BPP.

Section 2.04 Sale of Consigned Diamonds; Sales Receipts.

(a) Consignee shall use commercially reasonable efforts consistent with good international gem trading practices to arrange sales of the Consigned Diamonds at best available market prices as determined by Consignee exercising reasonable judgment.

(b) Consignor shall timely execute and deliver all instruments and documents customary or necessary to enable the transportation, marketing, and sale of Consigned Diamonds by Consignee.

(c) Pending payment and distribution as provided in Section 2.05, Consignee shall receive and hold all Sales Receipts, on behalf of Consignor in Dollars or Dollar-indexed funds at a financial institution satisfactory to the parties and segregated from all other funds of Consignee.

Section 2.05 Application of Sales Receipts.

On or before the 15th calendar day of each calendar month or if such day is not a Business Day, then the immediately succeeding Business Day (a “Remittance Date”), Consignee shall pay on behalf of Consignor, the following amounts from Sales Receipts received during the preceding calendar month as follows:

(a) first, to LKI in an amount equal to all Manufacturing Costs that remain unpaid since the last Remittance Date, provided that such amount shall not exceed the amount of Manufacturing Costs projected to be incurred prior to such date as set forth in the Financial Model; and

(b) second, to Consignee in an amount equal to earned Marketing Commissions attributable to Closed Sales in the preceding calendar month; and

(c) third, to Consignor, all remaining amounts attributable to Closed Sales for the preceding calendar month;

provided, that if Consignee has received written notice from OPIC that a Payment Default has occurred and is continuing and until such notice is rescinded in writing by OPIC, Consignee shall pay the full amount of Sales Receipts to Consignor without making any payments pursuant (a) and (b) above.

Section 2.06 Additional Payment; Transfer to Consignee.

(a) If:

(i) as of (x) the date occurring five (5) Business Days prior to any Payment Date Consignor has insufficient funds to pay Debt Service then due and payable (whether at scheduled maturity or by reason of acceleration) or (y) any Remittance Date falling after Consignee has received written notice from OPIC that an Event of Default has occurred and is continuing and until such notice has been rescinded in writing by OPIC, Consignor has insufficient funds to pay any principal or interest then due and payable in respect of the Loan (whether at scheduled maturity or by reason of acceleration) or any OPIC Fees or other amounts due and payable to OPIC as of such Remittance Date; and

(ii) the sum of (A)(x) the aggregate amount of cash received by Consignor in respect of diamond sales by Consignee and (y) the aggregate amount of all Additional Payments (as defined below), if any, received by Consignor prior to such date minus (z) the amount of Aggregate Distributions (the result of such calculation being the “Base Amount”) is less than (B) the Cumulative Rough Cost plus the amount of Negative Carry (each as of the immediately preceding Calculation Date and all as shown in the certificate for such Calculation Date delivered pursuant to Section 2.03(c)(iii)) plus (but only to the extent that there are amounts on deposit in the Disbursement Account) any Transaction Costs then due and owing (the “Maximum Amount”), then Consignee unconditionally and irrevocably agrees to pay to Consignor an amount equal to the difference between the Base Amount and the Maximum Amount (such amount, an “Additional Payment” and Consignee’s obligation to pay such amount an “Additional Payment Obligation”).

(b) If pursuant to Section 2.06(a), Consignee makes an Additional Payment to Consignor, then Consignor will transfer (but only to the extent available) to Consignee title to Consigned Diamonds selected by Consignee and Consignor and valued at an amount equivalent in value to such Additional Payment; provided, that the unavailability of diamonds shall not relieve Consignee of its obligation to make any Additional Payment due to Consignor, and its obligation to make each Additional Payment shall be absolute and unconditional irrespective of (i) whether diamonds are actually delivered to or received by or cut or polished by the Project Company or delivered to or sold by Consignee or LKI, or are lost, stolen or destroyed for any reason, (ii) any lack of validity or enforceability of this Agreement or any other document or agreement or instrument relating hereto, (iii) any release or amendment or waiver of or consent to or failure to enforce any rights against or security over assets of Consignor, Consignee, or any other Person, (iv) any incapacity or lack of powers or authority of Consignor, or (v) any impossibility or impractibility of performance, illegality, force majeure, act or failure to act of any Governmental Authority, or any other circumstance, which might constitute a legal or equitable defense or discharge in respect of such obligation. If and to the extent that diamonds of such value are not available for transfer in respect of any Additional Payment, then such Additional Payment shall be treated as a loan subordinated to the Loan on the same terms as a Subordinated Loan.

Section 2.07 Payment Instructions.

Consignee shall make all payments and remittances to Consignor in accordance with the Sponsor Consent. Consignee shall pay to LKI the Manufacturing Costs in accordance with LKI’s written instructions from time to time to Consignee.

Section 2.08 Segregation of Goods; No Liens.

Consignee shall keep all of the Consigned Diamonds that it may from time to time receive segregated from any other diamonds, whether rough cut or polished, owned or held by Consignee.

Section 2.09 Recordkeeping and Reporting.

Consignee shall maintain records of all Consigned Diamonds received by it and of all proceeds received in respect of all Consigned Diamonds, whether in the form of Sales Receipts or insurance proceeds or otherwise. Not later than sixty (60) days after the end of each Fiscal Semester, Consignee shall provide to Consignor a detailed summary of all of Consignee’s transactions in respect of the Consigned Diamonds during the immediately preceding Fiscal Semester, including the amount of all Manufacturing Costs, Marketing Commissions, and other expenses paid in respect thereof, the date of each such transaction, and the amount remitted to LKI or Consignor in respect of such transaction. Consignee further agrees to provide to Consignor such information and documents as Consignor may from time to time request related to the performance, costs, and results of Consignee’s marketing activities and to permit Consignor to inspect any of Consignee’s facilities or properties. Consignor may inspect the Consigned Diamonds upon request.

ARTICLE III.

GUARANTY

Section 3.01 Guaranty Obligation.

LKI unconditionally and irrevocably guarantees to Consignor the full payment of all amounts due under Section 2.05 and 2.06(a) and the performance of all other obligations as and when due under this Agreement (the “Guaranteed Obligations”). In the event that Consignee fails to pay or perform any

Guaranteed Obligation when due, then LKI will itself pay or perform such Guaranteed Obligation, and it shall not be a condition to LKI’s obligation hereunder to perform or observe any Guaranteed Obligation (or to cause the same to be performed or observed) that the Consignor shall have first made any request of or demand upon or given any notice to LKI or have instituted any action or proceeding against LKI. This is a continuing guaranty and remains in full force on LKI and effective from the date hereof until all Indebtedness under the Finance Agreement has been paid in full or otherwise settled (the “Guaranty Termination Date”). On the Guaranty Termination Date, all of LKI’s obligations under this Agreement shall terminate.

Section 3.02 Enforcement.

(a) Consignor may proceed to enforce the obligations of LKI under Section 3.01 without first pursuing or exhausting any right or remedy which Consignor may have against Consignee or against any other Person.

(b) LKI shall make all payments and remittances to Consignor in accordance with the Sponsor Consent.

Section 3.03 Nature of the Obligations.

The obligations of LKI hereunder shall be absolute and unconditional irrespective of:

(i) any lack of validity or enforceability or the discharge (by any Person, including a trustee in bankruptcy) of the Guaranteed Obligations, this Agreement, or any document or any other agreement or instrument relating hereto;

(ii) any acceptance, release or amendment or waiver of, or consent to, departure from, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, Consignor, Consignee, or any other Person;

(iii) any failure to obtain any authorization or approval from or other action by, or to notify or file with, any Governmental Authority required in connection with the performance of such obligations by Consignee or LKI;

(iv) any time, forbearance, extension or waiver granted to, or composition or compromise with, Consignor, Consignee, LKI, or any other Person;

(v) any disability, incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of Consignor, Consignee, LKI, or any other Person;

(vi) any avoidance, postponement, discharge, reduction, non-provability, or other similar circumstance affecting any obligation of the Consignee under this Agreement resulting from any bankruptcy, insolvency, receivership, liquidation or dissolution proceedings or other Applicable Law; or

(vii) any impossibility or impracticality of performance, illegality, force majeure, any act of any Governmental Authority or any other circumstance which might constitute a legal or equitable defense available to, or a discharge of LKI, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Agreement.

Section 3.04 Waivers.

LKI hereby unconditionally waives presentment, demand, diligence, filing of claims with a court in the event of insolvency or bankruptcy of the Consignor, any offset or counterclaim or other right, defense, or claim based on, or in the nature of, any obligation now or later owed to LKI by Consignee or Consignor and any right to require a proceeding first against Consignor, Consignee or any other Person, and waives protests, all notices (including notice of default of the Consignor), and all demands whatsoever of any kind to which LKI might otherwise be entitled under Applicable Law with respect to the Guaranteed Obligations.

Section 3.05 Reinstatement of Guaranty.

The payment obligations of LKI pursuant to Article III shall remain in full force and effect or shall be reinstated, as the case may be, if and to the extent that at any time any payment by the Consignee of any amount due and guaranteed hereunder is rescinded or must be returned, in whole or in part, in case of the bankruptcy, insolvency, or reorganization of the Consignee or otherwise, as if such payment had never been made by the Consignee.

Section 3.06 Rights upon Payment.

Upon payment in respect of any Guaranteed Obligations by LKI constituting all or a portion of an Additional Payment, Consignor shall transfer to LKI (but only to the extent available) title to Consigned Diamonds selected by LKI and Consignor and valued at an amount equivalent in value to such Additional Payment (or portion thereof); provided, that the unavailability of diamonds shall not relieve LKI of its obligation to pay or perform such Guaranteed Obligations, and its obligation to make such payment shall be absolute and unconditional irrespective of whether rough diamond stones or any other stones are actually delivered to, received by, or cut and polished by the Project Company, or delivered to or sold by LKI or Consignee, or lost, stolen, damaged or destroyed for any reason prior to such delivery or sale.

ARTICLE IV.

MANAGEMENT OF OPERATIONS.

Section 4.01 Management of Operations.

LKI undertakes and agrees, acting in accordance with Reasonable and Prudent Management, to:

(a) provide or cause to be provided (whether or not LKI is compensated therefor) each of Consignor and Consignee with qualified and experienced management personnel, officers and directors from its staff or other sources and such other administrative and physical support as are necessary or appropriate to enable the Consignor and Consignee to execute the Project promptly and diligently and (to the extent applicable to their activities under the Transaction Documents) in accordance with Prudent Industry Practices; and

(b) actively cause the management personnel, officers and directors referred to in sub-clause (a) above to effectively manage and supervise the Project and use its best endeavors to cause such management personnel, officers and directors to carry out their duties in accordance with applicable laws, Prudent Industry Practices and Reasonable and Prudent Management.

ARTICLE V.

MISCELLANEOUS

Section 5.01 Notices.

Each notice, demand, or other communication relating to this Agreement shall be in writing, shall be hand-delivered or sent prepaid by mail or overnight delivery service or facsimile transmission (with a copy by mail to follow, receipt of which copy shall not be required to effect notice), and shall be deemed duly given when sent to the following addresses:

To the Consignee:

NamGem Trading BVBA

c/o/ Lazare Kaplan International Inc.

19 W. 44th Street

New York, NY 10036

Attn.: William Moryto, Chief Financial Officer

Facsimile: (212) 857-7560

To the Consignor:

NamGem Trading BVI Limited

c/o/ Lazare Kaplan International Inc.

19 W. 44th Street

New York, NY 10036

Attn.: William Moryto, Chief Financial Officer

Facsimile: (212) 857-7560

To LKI:

Lazare Kaplan International Inc.

19 W. 44th Street

New York, NY 10036

Attn.: William Moryto, Chief Financial Officer

Facsimile: (212) 857-7560

Either party may, by written notice to the other, change the address to which such notices, demands, or other communications should be sent to it.

Section 5.02 Consent to Suit.

Each of LKI, Consignor and Consignee hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Finance Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, the courts of the United States of America located in the District of Columbia, the courts of any other jurisdiction where it or any of its property may be found, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) appoints (which appointment shall take effect on or prior to the date of the first Disbursement) CT Corporation System, at its address at 111 Eighth Avenue, New York, NY 10011 as its agent for service of process in relation to proceedings before any courts located in the State of New York in connection with this Agreement for the term of the Loan plus an additional six months;

(d) agrees to maintain an agent for service of process in the State of New York until the Commitment has terminated and the Loan and all other amounts payable under this Agreement have been finally, irrevocably, and indefeasibly repaid in full;

(e) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 5.01 or at such other address of which OPIC shall have been notified pursuant thereto;

(f) agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned;

(g) agrees that if the appointment of any person mentioned in clause (c) above ceases to be effective, it shall immediately appoint a further person in the State of New York to accept service of process on its behalf in the State of New York and, if it does not appoint a process agent within fifteen (15) days, LKI is entitled and authorized to appoint a process agent for it by notice to it;

(h) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(i) agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction with or without the United States of America by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of its obligation;

(j) waives any present or future objection to any such action, suit or proceeding in any such venue, and irrevocably consents and submits unconditionally to the non-exclusive jurisdiction of any such court for itself and in respect of any of its property;

(k) irrevocably waives any claim in any such court that any such action, suit, or proceeding brought therein has been brought in an inconvenient forum; and

(l) covenants and agrees not to resist enforcement of any such final judgment in any jurisdiction where enforcement proceedings are commenced.

Section 5.03 Immunity.

Each of the parties hereto represents and warrants that it is subject to civil and commercial law with respect to its obligations under this Agreement, that the making and performance of this Agreement constitute private and commercial acts rather than governmental or public acts and that neither it nor any of its properties or revenues has any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its obligations under this Agreement. With respect to any party hereto, to the extent that it may hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement to claim for itself or its revenues or assets any such immunity, and to the extent that in any such jurisdiction there may be attributed to it such an immunity (whether or not claimed), it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity. The foregoing waiver of immunity shall have effect under the United States Foreign Sovereign Immunities Act of 1976.

Section 5.04 Integration; Severability.

This Agreement embodies the entire understanding of the parties hereto and supersedes all prior negotiations, understandings and agreements between them with respect to the subject matter hereof. If any provision of this Agreement is prohibited or held to be invalid, illegal or unenforceable in any jurisdiction, the parties hereto agree to the fullest extent permitted by law that (i) the validity, legality and enforceability of the other provisions in such jurisdiction shall not be affected or impaired thereby, and (ii) any such prohibition, invalidity, illegality or unenforceability shall not render such provision prohibited, invalid, illegal, or unenforceable in any other jurisdiction.

Section 5.05 Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM ESTABLISHED BY THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.06 Counterparts.

This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 5.07 GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signatures on next page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered on its behalf by its Authorized Officer as of the date first above written.

CONSIGNOR: NAMGEM TRADING BVI LIMITED
By:

Its:

CONSIGNEE: NAMGEM TRADING BVBA
By:

Its:

LKI: LAZARE KAPLAN INTERNATIONAL INC.
By:

Its:

Schedule 1

Financial Model

[Attached]

Exhibit A

To the Consignment and Guaranty Agreement

Form of Calculation Certificate

(Pursuant to Section 2.03(c)(iii) of the Consignment and Guaranty Agreement)

This Calculation Certificate is furnished to NamGem Trading BVI Limited, an international business company organized and existing under the laws of the British Virgin Islands (“Consignor”), pursuant to Section 2.03(c)(iii) of the Consignment and Guaranty Agreement, dated as of June 20, 2008 (the “Consignment and Guaranty Agreement”), by and among Consignor, Consignee, and Lazare Kaplan International Inc., a corporation organized and existing under the laws of the State of Delaware. Unless otherwise defined herein, capitalized terms have the meanings assigned thereto in the Consignment and Guaranty Agreement. The undersigned, _______________, [Vice President ] of NamGem BVBA, a company organized and existing under the laws of the Kingdom of Belgium ( “Consignee”) does hereby certify, on behalf of Consignee and not individually, that as of [the Calculation Date immediately preceding the relevant Remittance Date]:

1.	The aggregate amount of cash remitted by Consignee to Consignor in respect of diamond sales by Consignee on or prior to such Calculation Date is $[_________________].
2.	The aggregate amount of all Additional Payments received by Consignor on or prior to such Calculation Date is $[________________].
3.	Aggregate Distributions on or prior to such Calculation Date is $[________________].
4.	The Cumulative Rough Cost as of such Calculation Date is $[_______________].
5.	The Negative Carry on or prior to such Calculation Date is $[_______________].

IN WITNESS WHEREOF, I have signed this certificate as of [the relevant Remittance Date].

NAMGEM TRADING BVBA
By:
Its: